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                                                                   Exhibit 21.00

                                                           State or Jurisdiction          Percentage of Voting
                                                             of incorporation              Securities Owned
                                                           ---------------------          --------------------


CDC Realty, Inc.                                                   Illinois                        100%

CDO Capital, L.L.C.                                                Delaware                        98.28%

CDO RM, Inc.                                                       Delaware                        100%

CDS Foreign Holdings, Inc.                                         Delaware                        100%

Prism Communication Services, Inc.                                 Delaware                        96.50%

CFS Railcar, Inc.                                                  Delaware                        100%

COM-L 1989-A Corporation                                           Illinois                        100%

Comdisco Asia Pte Ltd                                              Singapore                       100%

Comdisco Australia Pty. Ltd.                                   New South Wales,                    100%
                                                                   Australia

Comdisco Belgium S.P.R.L.                                          Belgium                         100%
 (f/k/a Comdisco Belgium S.A.)

Comdisco Canada Equipment Finance                                  Ontario, Canada                 100%
 Limited Partnership

Comdisco Canada Finance, L.L.C.                                    Delaware                        100%

Comdisco Canada Ltd.                                               Ontario, Canada                 100%

Comdisco Continuity Services Canada                                Ontario, Canada                 100%
  Ltd. (f/k/a Comdisco Disaster Recovery
   Services Canada Ltd.)

Comdisco Continuity Services (France)                              France                          100%
  (f/k/a/ Ageris International, S.A.)

Comdisco Continuity Services (UK)                                  United Kingdom                  100%
  Limited (f/k/a Failsafe/ROC Ltd.)


Comdisco Direct (UK) Limited                                       United Kingdom                  100%
 (f/k/a Comdisco Finance Ltd.)

Comdisco Deutschland GmbH                                          Germany                         100%

Comdisco Disaster Recovery                                         Netherlands                     100%
  Services B.V.

Comdisco Factoring (Nederland)                                     Netherlands                     100%
  B.V.

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                                                           State or Jurisdiction          Percentage of Voting
                                                             of incorporation              Securities Owned
                                                           ---------------------          --------------------



Comdisco Finance (Nederland) B.V.                                  Netherlands                     100%

Comdisco Financial Services, Inc.                                  Delaware                        100%

Comdisco France S.A.                                               France                          100%

Comdisco Global, Inc.                                              Cayman Islands                  100%

Comdisco GmbH & Co. Leasing and                                    Germany                         100%
  Finance KG

Comdisco Group Leasing Limited                                     Illinois                       75.25%
  Partnership

Comdisco Handelsgesellschaft M.B.H.                                Austria                         100%

Comdisco Healthcare Group, Inc.                                    Delaware                        100%

Comdisco Holdings (U.K.) Limited                                   United Kingdom                  100%
 (f/k/a Comdisco Disaster Recovery
  Services (U.K.) Ltd.)

Comdisco Investment Group, Inc.                                    Delaware                        100%

Comdisco Ireland Limited                                           Ireland                         100%

Comdisco Lease Finance Partnership                                 Cayman Islands                  100%

Comdisco Management GmbH                                           Germany                         100%

Comdisco de Mexico, S.A. de C.V.                                   Mexico                          100%

Comdisco Nederland B.V.                                            Netherlands                     100%

Comdisco Network Services, Inc.                                    Illinois                        100%

Comdisco New Zealand                                               New Zealand                     100%
 (f/k/a Comdisco (NZ) Limited

Comdisco Sweden A.B.                                               Sweden                          100%

Comdisco (Switzerland), S.A.                                       Switzerland                     100%

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                                                           State or Jurisdiction          Percentage of Voting
                                                             of incorporation                Securities Owned
                                                           ---------------------          --------------------



Comdisco Trade, Inc.                                               Delaware                        100%

Comdisco United Kingdom Limited                                    United Kingdom                  100%

Commedco, Inc.                                                     Delaware                        100%

Computer Discount Corporation                                      Illinois                        100%

Computer Discount Corporation, S.L.                                Spain                           100%
 (f/k/a Computer Discount Corporation
  S.A.)

Computer Recovery Centre Sdn Bhd                                   Malaysia                         10%


Horizon Lease Partners, L.P.                                       Delaware                        100%

Promodata, SNC                                                     France                          100%

628761 Alberta Ltd.                                                Alberta, Canada                 100%


Subsidiaries of the Registrant are included in the consolidated financial statements.

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